[COLORADO MEDTECH LOGO HERE]

                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE:                                                      NEWS
----------------------
August 22, 2000                                                      NASDAQ-CMED


                       COLORADO MEDTECH, INC. ANNOUNCES
                  FOURTH QUARTER AND FISCAL YEAR-END RESULTS,
                MANAGEMENT CHANGES AND STOCK REPURCHASE PROGRAM

BOULDER, Colorado -- Colorado MEDtech, Inc. (NASDAQ -- CMED), a Boulder, Colorado-based medical products and services company, today announced results for its fourth quarter and fiscal year ended June 30, 2000, significant management changes and a stock repurchase program.

Fourth Quarter and Fiscal Year 2000 Results
-------------------------------------------

The Company recorded fourth quarter net income of $363,000 and earnings per share, on a diluted basis, of 3 cents prior to a one-time charge of $1,322,000 for the write-off of goodwill in an under-performing subsidiary. The Company's net loss after this one-time charge was ($959,000) compared to net income of $2,850,000 in the fourth quarter of the prior year. Sales for the fourth quarter were $16,996,000 compared to $21,676,000 in the prior year. Earnings per share, on a diluted basis, for the fourth quarter were a loss of (8) cents per share after the one-time charges compared to 21 cents in the fourth quarter of the prior year.

Net income for the year ended June 30, 2000 was $4,968,000 and earnings per share, on a diluted basis, were 37 cents prior to one-time charges of $1,977,000 consisting of the write-off of goodwill described above and charges taken in the first and second quarters of $655,000 related to the acquisition of CIVCO Medical Instruments Co., Inc. and the centralization of the Company's manufacturing operations. The Company's net income after these one-time charges was $2,991,000 compared to $9,097,000 in the prior year. Sales for the year were $74,003,000 compared to $75,723,000 in the prior year. Earnings per share, on a diluted basis, for fiscal year 2000 were 22 cents after the one-time charges compared to 69 cents per share in fiscal year 1999.

New Management
--------------

Colorado MEDtech today also announced the appointment of new executive management and officers. "I am taking decisive action to streamline our organization and to build Colorado MEDtech into an industry leader. We have launched a series of actions designed to position the Company for improved growth, performance and profitability," declared Stephen K. Onody, President and CEO. "My intent is to focus our business units on increased sales and profitability, improve performance for our customers and provide enhanced career opportunities for our employees. The first step, already underway, is to strengthen and enhance our management team. To that end, we are announcing five new key executive appointments:

     First, the Company has appointed Bill Wood as Senior Vice President, Product Development and Technology. Mr. Wood's focus is to continue to strengthen the

     Company's engineering and software staff, refine development processes and improve project execution. Mr. Wood is highly respected in our industry and has been with the Company for the past twelve years.

     Second, Colorado MEDtech has promoted Gregory A. Gould, CPA to the position of Chief Financial Officer. Mr. Gould has served as Director of Finance of the Company for the past four years. Prior to joining Colorado MEDtech, he was with Arthur Andersen LLP.

     Third, Colorado MEDtech has appointed Frank Maguire to the post of Chief Operations Officer. In this new position, Mr. Maguire will be responsible for Colorado MEDtech's Manufacturing, Human Resources and Management Information Systems. Mr. Maguire brings significant operational expertise, having held senior positions with American Hospital Supply Corporation, C.
     R. Bard and Baxter Healthcare. At Baxter Healthcare, he was Vice President and General Manager of Baxter Research Medical as well as a member of Baxter Healthcare's senior management team.

     Fourth, to expand project management expertise, the Company has appointed Kenneth D. Taylor, Ph.D. as Vice President, General Manager of the research and development group, RELA. Dr. Taylor has extensive experience in product development and commercialization. He served as Vice President, Product Development for Medlogic Global Corp., Vice President, Research and Development for ValleyLab and Director of Technology for Pfizer Medical Devices.

     Finally, Colorado MEDtech has promoted Richard L. Schoen to the position of Vice President, Business Development. He was formerly General Manager of the RELA Diagnostics Division. Mr. Schoen has over twenty-five years of corporate sales, marketing, strategic planning and general management experience. Before joining the Company, Mr. Schoen was General Manager for SmithKline Diagnostics, Inc. and held senior management positions at Beckman Coulter, Inc."

Stock Repurchase Program
------------------------

Colorado MEDtech also announced today that its Board of Directors has authorized the repurchase of up to 1.2 million shares of its common stock in open market transactions, including block purchases, or in privately negotiated transactions. The shares to be repurchased represent up to approximately 10% of the Company's 12.3 million shares outstanding. The stock may be purchased from time to time as the Company's financial condition and market conditions permit.

The repurchase program does not include specific price targets and may be suspended at any time. Depending on financial and market conditions, the program could be terminated prior to completion. Colorado MEDtech will use some of its cash on hand to acquire the shares. Repurchased shares will be retired.

Outlook
---------

"My vision for Colorado MEDtech is that we will be the worldwide leader in advanced medical products outsourcing including design, development, components and manufacturing," stated Mr. Onody. "Colorado MEDtech's growth and financial results for the last few years have been outstanding. In the five years prior to fiscal year 2000, annual revenue has grown from $24.9 million to $75.7 million and earnings per share have grown from 27 cents to 69 cents. However, fiscal year 2000 has been a year of challenge for the Company and our results have been a major disappointment to the Company and its shareholders."

"Our fiscal year 2001 will be a year in which we will focus on programs to enhance future growth. One example of such a program is the Company's "OneSource OutSource(TM)" approach which permits rapid development and product commercialization for our clients," Mr. Onody said.

"We expect growth during this year to be moderate; we also believe our changes will take three to four quarters to implement, but we expect to see improved results starting in the second half of fiscal year 2001 and, at the end of this period, we believe we will be strongly positioned in our core business and will be able to resume our aggressive growth during fiscal 2002 and beyond."

"The Board of Colorado MEDtech and I strongly believe that the vision of the Company continues to be exciting and that growth in our core marketplaces of therapeutics, diagnostics and imaging equipment remains strong worldwide. More importantly, as new technologies in software, electronics, mechanics, fluidics and optics continue to drive new treatments and modalities, the demand for high technology outsourcing services will continue to grow. It is this market demand in combination with our technical expertise that drives both our vision and our confidence in the future."

"Achieving this vision will provide significant benefits to the Company's shareholders, employees and customers, as well as to the users of the innovative healthcare products that Colorado MEDtech and its customers produce. I believe that the marketplace continues to offer us an outstanding opportunity for revenue and profit growth," Mr. Onody concluded.

Colorado MEDtech, Inc., through its wholly owned subsidiaries and operating divisions, is a leading full-service provider of advanced medical products and comprehensive outsourcing services.

Forward-Looking Statements
--------------------------

The statements in this news release and in the conference call discussed below that are not historical facts, are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "may," "will," "should," "anticipated" or comparable terminology or by discussions of strategy. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot assure that these expectations will prove to be correct. Such statements involve risks and uncertainties including, but not limited to, the risk that the Company's existing level of orders may not be indicative of the level or trend of future orders, the risk that the Company may not successfully complete the work encompassed by current or future orders, the risk that unforeseen technical or production difficulties may adversely impact project timing and financial performance, the risk that the management changes will not produce the desired results, the risk that acquired companies cannot be successfully integrated with the Company's existing operations and the risk that a downturn in general economic conditions or customer budgets may adversely affect research and development and capital expenditure budgets of potential customers upon which the Company is dependent. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. The Company assumes no duty to update any forward-looking statements.

Conference Call
---------------

Colorado MEDtech will hold a conference call at 10:00 a.m. Eastern time on August 22, 2000 to discuss its fourth quarter and fiscal year results, its management changes and its stock repurchase program. To listen to the conference call, dial 1-800-276-6308. We suggest you call at least five minutes prior to the start time to ensure you can access the call. A replay of the call will be available for one week following the call and can be accessed by calling 1-800-405-2236 pass code 749716.


                                   CONTACTS:

Colorado MEDtech, Inc.
Stephen K. Onody, President and CEO    Telephone:       303.530.2660
Gregory A. Gould, CFO                  Fax:             303.581.1010
Website: www.cmed.com                  Email:      cmedinfo@cmed.com




                                   - MORE -


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                            COLORADO MEDTECH, INC.

                CONDENSED CONSOLIDATED COMBINED BALANCE SHEETS

                                  (UNAUDITED)


                                                               June 30,        June 30,
                                                                 2000            1999
                                                             -----------     -----------
ASSETS
------

CURRENT ASSETS:
 Cash and cash equivalents                                   $ 8,560,065     $ 8,499,714
 Short-term investments                                        8,190,621      14,394,870
 Accounts receivable, net                                     13,662,053      11,932,749
 Inventories, net                                              8,512,540       5,512,155
 Deferred income taxes and other
  current assets                                               3,141,121       2,353,432
                                                             -----------     -----------
  Total current assets                                        42,066,400      42,692,920
                                                             -----------     -----------
PROPERTY AND EQUIPMENT, net                                    4,568,811       4,341,931
                                                             -----------     -----------
GOODWILL, net                                                    316,337       1,582,039
                                                             -----------     -----------
LAND, DEFERRED INCOME TAXES
 AND OTHER ASSETS                                              1,340,315       1,354,124
                                                             -----------     -----------
TOTAL ASSETS                                                 $48,291,863     $49,971,014
                                                             ===========     ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES:
 Accounts payable                                            $ 5,440,413     $ 5,842,194
 Accrued salaries and wages                                    2,390,201       4,519,996
 Accrued product service costs                                   394,361         313,409
 Customer deposits                                             2,647,132       3,482,841
 Other accrued expenses                                        1,951,128       3,043,878
 Income taxes payable                                                  -         564,274
 Current debt                                                     46,120         590,616
                                                             -----------     -----------
  Total current liabilities                                   12,869,355      18,357,208
                                                             -----------     -----------

LONG-TERM DEBT, net                                               75,218       1,163,711
                                                             -----------     -----------

SHAREHOLDERS' EQUITY:
 Common stock                                                 13,468,486      11,158,446
 Retained earnings                                            21,881,289      19,263,269
Unrealized gain (loss) on available-for-sale investment           (2,485)         28,380
                                                             -----------     -----------
  Total shareholders' equity                                  35,347,290      30,450,095
                                                             -----------     -----------
TOTAL LIABILITIES AND
      SHAREHOLDERS' EQUITY                                   $48,291,863     $49,971,014
                                                             ===========     ===========


                                     -MORE-
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                            COLORADO MEDTECH, INC.

           CONDENSED CONSOLIDATED COMBINED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)



                                             Three Months Ended              Year Ended
                                                   June 30,                    June 30,
                                          --------------------------   -------------------------
                                              2000           1999          2000          1999
                                          -----------    -----------   -----------   -----------
SALES AND SERVICE:
 Outsourcing Services                     $ 9,170,575    $13,969,195   $42,467,159   $47,408,235
 Medical Products                           7,825,152      7,706,587    31,535,944    28,314,372
                                          -----------    -----------   -----------   -----------
 Total Sales                               16,995,727     21,675,782    74,003,103    75,722,607
                                          -----------    -----------   -----------   -----------

COST OF SALES AND SERVICE:
 Outsourcing Services                       6,571,501      8,270,353    28,527,446    29,153,336
 Medical Products                           4,630,395      4,678,742    18,649,757    16,060,924
                                          -----------    -----------   -----------   -----------
 Total Cost of Sales                       11,201,896     12,949,095    47,177,203    45,214,260
                                          -----------    -----------   -----------   -----------

GROSS PROFIT                                5,793,831      8,726,687    26,825,900    30,508,347
                                          -----------    -----------   -----------   -----------

COSTS AND EXPENSES:
 Marketing and selling                        889,739        962,903     4,065,466     3,748,617
 Operating, general and administrative      4,760,460      2,870,932    14,054,321    10,572,752
 Research and development                   1,104,753        716,301     4,025,567     2,878,396
                                          -----------    -----------   -----------   -----------
   Total operating expenses                 6,754,952      4,550,136    22,145,354    17,199,765
                                          -----------    -----------   -----------   -----------
EARNINGS FROM OPERATIONS                     (961,121)     4,176,551     4,680,546    13,308,582

OTHER (EXPENSE) INCOME, net                   213,129        189,243       733,008       492,066
                                          -----------    -----------   -----------   -----------
EARNINGS BEFORE
 INCOME TAXES                                (747,992)     4,365,794     5,413,554    13,800,648
 Provision for income taxes                   211,000      1,516,000     2,423,000     4,704,000
                                          -----------    -----------   -----------   -----------
NET INCOME (LOSS)                         $  (958,992)   $ 2,849,794   $ 2,990,554   $ 9,096,648
                                          ===========    ===========   ===========   ===========

NET INCOME PER SHARE
  Basic                                   $      (.08)   $       .24   $       .25   $       .79
                                          ===========    ===========   ===========   ===========
  Diluted                                 $      (.08)   $       .21   $       .22   $       .69
                                          ===========    ===========   ===========   ===========

WEIGHTED AVERAGE
 SHARES OUTSTANDING
  Basic                                    12,269,649     11,660,707    12,076,421    11,471,362
                                          ===========    ===========   ===========   ===========
  Diluted                                  12,269,649     13,450,447    13,354,808    13,239,795
                                          ===========    ===========   ===========   ===========


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